Exhibit 99.1

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UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

UPHEALTH HOLDINGS, INC.,	)
)
Petitioner,	)	Case No. 24-cv-3778
)
v.	)	Judge Sharon Johnson Coleman
)
GLOCAL HEALTHCARE SYSTEMS	)
PRIVATE LIMITED; DR. SYED SABAHAT	)
AZIM; RICHA SANA AZIM; GAUTAM	)
CHOWDHURY; MELEVEETIL	)
DAMODARAN; KIMBERLITE SOCIAL	)
INFRA PRIVATE LIMITED,	)
)
Respondents.	)

MEMORANDUM OPINION AND ORDER

UpHealth Holdings, Inc. (“UpHealth”) petitions this Court to confirm an arbitration award it won against Glocal Healthcare Systems Private Limited (“Glocal”) and Glocal board members and shareholders Dr. Syed Sabahat Azim, Richa Sana Azim, Gautam Chowdhury, Meleveetil Damodaran, and Kimberlite Social Infra Private Limited (collectively, “Respondents”). UpHealth acquired a 94.81% share of Glocal with the intent of appointing its own proposed designees as directors of the Glocal Board and eventually obtaining 100% of Glocal’s shares. But before UpHealth could do so, and in violation of their contractual obligations, Respondents called an extraordinary general meeting and voted against appointing UpHealth’s designees to the Board. To remedy these alleged contractual breaches, UpHealth brought an arbitration in Chicago under its purchase agreement and won a $115 million arbitration award against the Respondents (the “Award”).

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UpHealth now moves [1] this Court to confirm the Award under the United Nations Convention for the Recognition and Enforcement of Foreign Arbitral Awards (June 10, 1958), 21 U.S.T. 2517, 330 U.N.T.S. 38 (the “New York Convention”) and Chapter 2 of the Federal Arbitration Act (“FAA”), 9 U.S.C. §§ 201 et seq. Respondents oppose the petition and move to vacate the Award. Respondent Meleveetil Damodaran filed a separate opposition and motion [47] to vacate because his interests and arguments diverge from the remaining Respondents. The remaining Respondents filed their motion [49] as a group called the “Glocal Respondents.” For the following reasons, the Court grants in part and denies in part UpHealth’s petition [1], grants Respondent Damodaran’s motion [47], and denies the Glocal Respondents’ motion [49].

BACKGROUND

1. The Parties

This case centers on the relationship between two companies, UpHealth and Glocal. UpHealth is a Delaware corporation that provides global digital health services. It is a wholly owned subsidiary of UpHealth, Inc., a public company listed on the New York Stock Exchange. Glocal is a private company incorporated in India that provides technology-enabled healthcare services to rural Indian populations. The Award refers to Glocal as Respondent No. 1.

The remaining respondents are all connected to Glocal. Dr. Syed Sabahat Azim (Respondent No. 2) is the Founder, shareholder, and Managing Director of Glocal. Dr. Azim is an Indian national and member of the Glocal board of directors (“Glocal Board”). Dr. Azim’s wife, Richa Sana Azim (Respondent No. 3), is also an Indian national, shareholder, and member of the Glocal Board. Guatam Chowdhury (Respondent No. 4) is an Indian national, Glocal shareholder, and member of the Glocal Board.

The remaining respondents are not Glocal Board members. Meleveetil Damodaran (Respondent 5) is an Indian national and a nominal Glocal shareholder, holding 1.01% of the company at the time relevant to this dispute. Kimberlite Social Infra Private Limited (Respondent No. 6) is a private limited company incorporated in India and Glocal shareholder. Ms. Azim and Chowdhury are the only directors of Kimberlite.

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2. UpHealth’s Acquisition of Glocal

UpHealth set out to acquire Glocal in 2020. On October 30, 2020, UpHealth entered into a Share Purchase Agreement (the “Original SPA”) with Respondents and two other Glocal investors, Elevar Equity Mauritius (“Elevar”) and Sequoia Capital India Investment Holdings III (“Sequoia”).1 Collectively, Respondents, Elevar, and Sequoia owned 94.21% of Glocal. The parties agreed under the Original SPA that UpHealth would eventually obtain 100% ownership of Glocal and that the Glocal Board would be required to appoint UpHealth’s designees to the Glocal Board.

About one month after entering the Original SPA, UpHealth acquired all of Sequoia and Elevar’s shares of Glocal. Throughout the rest of 2020 and the beginning of 2021, UpHealth continued to acquire Glocal shares. In June 2021, it completed the cash purchase of shares from Respondents Dr. Azim, Ms. Azim, Chowdhury, Kimberlite, and Damodaran. By the fall of 2021, UpHealth held 94.81% of Glocal shares.

Following these acquisitions, UpHealth sought to appoint its proposed designees to the Glocal Board pursuant to the SPA. In late-July 2022, UpHealth wrote the Glocal Board about its obligations to appoint UpHealth’s chosen directors and informed the Glocal Board of its potential nominees. UpHealth followed up on this letter on August 3, 2022, requesting that the Glocal Board appoint UpHealth’s nominees within five days. When the Glocal Board did not, UpHealth wrote again on August 15, 2022, requesting the Glocal Board call an extraordinary general meeting (the “EGM”) to elect its nominees and amend Glocal’s articles of association.

The Glocal Board called the EGM for September 26, 2022. In mid-September, before the EGM, Dr. Azim wrote a letter to UpHealth describing his belief that UpHealth’s “participation in equity” of Glocal was merely an investment or loan. Dr. Azim, Ms. Azim, and Chowdhury also commenced a civil suit against UpHealth in an Indian court. Damodaran was not a party to that case. The civil suit failed, and the EGM was held as planned on September 26, 2022.

[1]

The Original SPA was later amended by the same parties through an Amendment Agreement dated November 20, 2020 (“First Amendment”), and a Second Amendment Agreement dated March 4, 2021 (“Second Amendment”). The Court refers to the final version of the contract including both amendments as the “SPA.”

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Nonetheless, Dr. Azim and other Respondents’ interventions continued. Before the EGM, an UpHealth employee demanded a vote by poll on its appointments. Instead of following that demand, Dr. Azim called for a vote by show of hands of the shareholders in attendance. It is unclear from the Award which respondent-shareholders were in attendance for this vote. Regardless, the shareholder vote favored Glocal and prevented UpHealth from appointing its designees.

The Award did not include any specific finding on whether Damodaran was present or whether he voted at the EGM. Damodaran, however, submits evidence to this Court that he was not present at the EGM and that he did not vote. He claims in his sworn declaration that he has “never been responsible for the discharge of any executive responsibilities” for Glocal; that he did not attend the EGM; that he did not vote at the EGM; and that he was in fact 1,000 miles away in New Delhi on the date of the EGM attending a committee meeting for a different company and televised panel discussions. To substantiate his declaration, Damodaran attaches as evidence minutes from the non-Glocal committee meeting he says he attended on September 26, 2022; minutes from the EGM without his name on the attendee list; a letter from the TV host inviting him to the September 26, 2022 discussion in New Delhi; and various published recordings from the TV show he filmed in New Delhi. Damodaran did not present this evidence to the Tribunal. UpHealth casts doubt on the veracity of some of Damodaran’s evidence and suggests that Damodaran may have voted by proxy at the EGM.

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3. The Share Purchase Agreement

The SPA included an arbitration clause, Clause 14.2, providing that “[e]xcept as expressly provided elsewhere in this Agreement, any dispute, controversy, or claim arising under or relating to this Agreement or any breach or threatened breach hereof (‘Arbitrable Dispute’) shall be resolved by final and binding arbitration administered by the International Court of Arbitration of the International Chamber of Commerce [(“ICC”)].” The arbitration clause also provides that the ICC’s rules and procedures will apply and that “the venue and seat of the arbitration shall be Chicago, Illinois.” Clause 14.1 states that the SPA shall be governed by the laws of the Republic of India.

Several of the SPA’s other provisions are relevant here. Clauses 5.2.1(b), 10.2, and 12 relate to UpHealth’s control of Glocal. Clause 5.2.1(b) requires Glocal to “convene and hold a meeting of the Board … appointing [UpHealth’s] designee(s) as director(s) to the [Glocal Board].” Clause 10.2, which was added through an amendment to the Original SPA, provides the parties’ intent under the SPA that “[UpHealth] shall eventually own 100% of [Glocal],” and requires the “Promoter and Option Sellers” to cooperate with UpHealth in doing so. The “Option Sellers” include Dr. Azim, Ms. Azim, Damodaran, Chowdhury, and Kimberlite. Clause 12 requires each party to “ensure the complete and prompt fulfilment, observance and performance of the provisions of the [SPA].”

Respondents assert that Clause 8 of the SPA is key here and was ignored by the arbitrators. Clause 8.3.2 provides for a maximum aggregate liability for each Seller of 25% of “his/her Respective Cash Consideration Amount.” Clause 8.1.1 (as amended) defines the Sellers’ indemnification obligations to UpHealth. And Clause 8.7 provides that, “[n]otwithstanding anything contained in this Agreement, it is clarified that the indemnification rights of [UpHealth] under this Agreement are the exclusive monetary remedies of [UpHealth] for any losses or damages based upon, arising out of or otherwise in respect of the matters set forth under this Agreement.”

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4. The Chicago Arbitration

After Glocal shareholders voted against appointing UpHealth’s designees, UpHealth acted quickly to challenge their decision. On October 25, 2022, UpHealth filed an application for an emergency arbitration against Glocal, Dr. Azim, Ms. Azim, and Chowdhury, alleging various breaches of the SPA. In response to this application, the ICC appointed an emergency arbitrator on October 27, 2022.

On November 4, 2022, UpHealth requested an arbitration with the ICC, which was commenced on the same date in Chicago under the ICC Rules. On December 9, 2022, Glocal, Dr. Azim, Ms. Azim, and Chowdhury—all represented by counsel at the time—raised several jurisdictional objections before the emergency arbitrator. Damodaran and Kimberlite—who were not represented by counsel and were unrepresented at every stage of the arbitration—also objected to the arbitration via email on the same day. The ICC rejected each of these objections and responded that jurisdictional objections would be addressed by the arbitration tribunal.

UpHealth filed an amended request for arbitration on January 8, 2023, and an ICC arbitral tribunal (the “Tribunal”) was constituted on March 6, 2023. None of the Respondents participated before the Tribunal or answered UpHealth’s Statement of Claim or pre-hearing submissions. The Tribunal conducted a merits hearing from July 31, 2023 to August 2, 2023. During and after the hearing, Respondents informally communicated with the Tribunal (sometimes ex parte)2 to continue to raise their objections but did not formally participate. The Tribunal held a second hearing on September 9, 2023, during which it considered UpHealth’s supplemental expert report on damages. Respondents did not attend the second hearing. Chowdhury and Damodaran, however, again wrote the Tribunal objecting to the proceedings.

[2]	Glocal purportedly transmitted two boxes of documents ex parte to the Tribunal. Respondents continued improper communications with the Tribunal throughout the rest of 2023.

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On March 15, 2024, the Tribunal issued its unanimous Award in UpHealth’s favor. The Award noted that the Tribunal gave Respondents ample opportunities to participate and expressed disappointment in their disregard for the case. Nonetheless, it considered and rejected each of the Respondents’ objections and found that it had jurisdiction over the parties and claims.

5. The Award

In its Award, the Tribunal held that Respondents breached the SPA by failing to appoint UpHealth’s designees as required by Clause 5.2. To remedy this breach, the Tribunal ordered Respondents to appoint UpHealth’s designees to the Glocal Board. The Tribunal also held that UpHealth was entitled to 100% of shares under the SPA, and that Respondents’ breach caused UpHealth substantial damages by denying it actual control of Glocal.

The Tribunal thus ordered Respondents to pay “Primary Damages” of $29,500,000 for depriving UpHealth of actual control of Glocal. The Tribunal also awarded UpHealth an option (the “Election Provision”), should Respondents fail to turn over actual control of Glocal and all the assets contemplated in the SPA, between “receiv[ing] actual control of [Glocal] …” or “recover[ing] from [Dr. Azim, Ms. Azim, Chowdhury, Damodaran, and Kimberlite] Additional Damages amounting to USD 80.7 million for the permanent loss of actual control.” The Tribunal included these possible “Additional Damages” because it recognized that Respondents may continue to refuse UpHealth actual control of Glocal, and that Glocal may no longer have all the assets provided for or contemplated in the SPA. Finally, the Tribunal awarded UpHealth $4,488,562 in attorneys’ fees and costs and interest on all monetary relief at a rate of 9% per annum.

Because Damodaran moves on separate grounds, the Court will also describe the specific damages allocated to him. The Tribunal found Damodaran liable for $6,650,669.64 in Primary Damages, $18,193,526.79 in Additional Damages, and $897,712.40 in attorneys’ fees and costs (one- fifth of the share allocate equally between Respondents 2–6). In total, assuming UpHealth elects Additional Damages, Damodaran was found liable for $25,741,908.70, plus interest.

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6. Indian Litigation

Throughout the proceedings described above, Respondents filed numerous lawsuits against UpHealth in India. UpHealth contends that these proceedings were vexatious and “clearly designed to impede the Arbitration, UpHealth’s attempts to enforce the [emergency arbitration] Order, and the enforcement of [the] Award.” UpHealth points to numerous findings by Indian courts that support its assertions. For instance, one court found that, “having received the entire funds under the SPA, the respondents are now entangling the petitioners before every possible Police Station, Tribunal and Court while refusing to discharge their obligations under the SPA.”

Although Respondents’ actions, if true, are concerning to this Court, the parties agree that the sole issue before the Court is whether to confirm, modify, or vacate the Award. And the only issue before the Tribunal that is relevant here is whether Respondents breached the SPA.

LEGAL STANDARD

UpHealth brings its petition under Chapter 2 of the FAA, which “implements the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958, commonly called the New York Convention.” Johnson Controls, Inc. v. Edman Controls, Inc., 712 F.3d 1021, 1024 (7th Cir. 2013) (citing 9 U.S.C. § 201). Chapter 2 requires the Court to “confirm [an award falling under the New York Convention] unless it finds one of the grounds for refusal or deferral of recognition or enforcement of the award specified in the said Convention.” 9 U.S.C. § 207. Relevant here, the Court may refuse recognition of an arbitration award if “it contains decisions on matters beyond the scope of the submission to arbitration.” Johnson Controls, Inc., 712 F.3d at 1029 (citing New York Convention, art. V(1)(c)).

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Respondents’ motions and oppositions also invoke Chapter 1 of the FAA, which provides that federal courts may vacate arbitration awards under certain enumerated conditions. See 9 U.S.C. § 10(a). Respondents rely on Section 10(a)(4), which allows a court to vacate an award “where the arbitrators exceeded their powers, or so imperfectly executed them that a mutual, final, and definite award upon the subject matter submitted was not made.” 9 U.S.C. § 10(a)(4).

The parties do not thoroughly address the distinction between Chapters 1 and 2 of the FAA in their briefing. That distinction, however, “could be important in some cases, because the Convention grounds for vacatur are slightly different from those in Chapter 1 of the FAA.” Johnson Controls, Inc., 712 F.3d at 1025 (citations omitted). UpHealth suggests this is not one of those cases. The Seventh Circuit has compared 9 U.S.C. § 10(a)(4) with Article V(1)(c) of the New York Convention and has noted that “[t]he wording is slightly different but there is no reason to think the meaning different.” Lander Co. v. MMP Invs., Inc., 107 F.3d 476, 481 (7th Cir. 1997) (citations omitted). In cases like this one, then, “the choice of whether to proceed under FAA Chapter 1, on the one hand, or the Convention and FAA Chapter 2, on the other, does not make a difference[.]” Catalina Holdings (Bermuda) Ltd. v. Muriel, No. 18-CV-05642, 2020 WL 1675464, at *3 (N.D. Ill. Apr. 6, 2020) (Pacold, J.) (citing Johnson Controls, Inc., 712 F.3d at 1025).

The important principle here is that “[j]udicial review of arbitration awards is tightly limited.” Baravati v. Josephthal, Lyon & Ross, Inc., 28 F.3d 704, 706 (7th Cir. 1994). “Confirmation is usually routine or summary, and a court will set aside an arbitration award only in very unusual circumstances.” Bartlit Beck LLP v. Okada, 25 F.4th 519, 522 (7th Cir. 2022) (quoting Standard Sec. Life Ins. Co. of N.Y. v. FCE Benefit Adm’rs, Inc., 967 F.3d 667, 671 (7th Cir. 2020)). The question in this case is whether the arbitrators exceeded their delegated authority—if they did not, the Court will generally enforce their award even if it “contains a serious error of law or fact.” Standard Sec. Life, 967 F.3d at 671 (quoting Butler Mfg. Co. v. United Steelworkers of Am., AFL-CIO-CLC, 336 F.3d 629, 632 (7th Cir. 2003)).

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DISCUSSION

1. Waiver

UpHealth argues that Respondents’ non-participation in the arbitration essentially settles this case. That is, UpHealth contends that Respondents waived all the arguments they raise before this Court by failing to raise them before the Tribunal. Generally, a party’s “[f]ailure to present an issue before an arbitrator waives the issue in an enforcement proceeding.” Nat’l Wrecking Co. v. Int’l Bhd. of Teamsters, Loc. 731, 990 F.2d 957, 960 (7th Cir. 1993) (citations omitted). But this general rule is not absolute, and if “a party clearly and explicitly reserves the right to object to arbitrability, his participation in the arbitration does not preclude him from challenging the arbitrator’s authority in court.” AGCO Corp. v. Anglin, 216 F.3d 589, 593 (7th Cir. 2000); see also Cent. States, Se. & Sw. Areas Pension Fund v. Allega Concrete Corp., 19 F. Supp. 3d 792, 797–98 (N.D. Ill. 2014) (Tharp, J.) (“[T]here is no waiver of the right to litigate an issue in court when a party expressly objects to arbitration and participates only to the degree necessary to protect its rights.”) (citation omitted).

Respondents’ refusal to play by the rules before the Tribunal complicates this analysis. At oral argument, UpHealth argued that Respondents’ actions caused a sort of “double waiver,” Dkt. 82 at 9:16–22, because Respondents (1) failed to participate and (2) failed to raise the specific arguments they make before this Court. UpHealth argues that the first waiver was akin to a default judgment. Because Respondents refused to participate, or did so only in violation of rules, UpHealth argues that Respondents in effect took a default judgment and deemed UpHealth’s allegations established.

The problem with this argument is that the Tribunal did not grant a default judgment and did not deem UpHealth’s allegations established. Instead, it held a merits hearing, apparently considered Respondents’ unorthodox objections, and made findings of its own. Moreover, UpHealth presents no authority to support that the Court should treat the Award as a default judgment.

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Respondents’ decision to participate through only sporadic (and frequently ex parte) objections and presentations of evidence is troubling. But the Court also recognizes that Respondents, some not represented by counsel, were attempting to object to a foreign arbitration in part based on lack of jurisdiction and fraud. Under the circumstances of this case, the Court cannot find that they “intentional[ly] relinquish[ed] or abandon[ed] a known right,” Morgan v. Sundance, Inc., 596 U.S. 411, 417, 142 S. Ct. 1708, 1713, 212 L. Ed. 2d 753 (2022) (citation omitted), based on their inappropriate participation before the Tribunal.

UpHealth’s second waiver theory is a better fit here, as the Respondents did in some sense participate in the arbitration to object. In addressing this theory, the Court must consider whether Respondents engaged in “sandbagging” when participating in arbitration, “withholding certain arguments, then, upon losing the arbitration,” raising them with this Court. Nat’l Wrecking Co., 990 F.2d at 960–61. Any argument withheld in this fashion is waived. Id.

Respondents’ arguments in support of vacatur fall in three general categories. First, Respondents argue that the Tribunal wrongly granted damages beyond those allowed under the SPA. Second, Respondents argue that the Tribunal wrongly ignored the indemnification and exclusive remedies provisions of the SPA. And third, Respondent Damodaran argues that the Tribunal wrongly based its decision on a non-fact—i.e., his presence and vote at the EGM.

Respondents did not raise the first two arguments below. Instead, Respondents objected to jurisdiction and argued that UpHealth committed fraud. In an attempt to get around this point, Respondents rely on an objection they describe as “extremely broad” that was included in an email from Chowdhury on behalf of the Glocal Board:

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It is once again reiterated that this letter is addressed on a strictly without prejudice basis. The Company and its BoD have not submitted any disputes to arbitration or themselves to this arbitration. Nothing contained in this letter will constitute or be construed / deemed / treated as (a) the Company and the BoD submitting to the jurisdiction of this Tribunal, (b) the Company and the BoD waiving any of the objections already brought to the attention of the Members of this Tribunal, and (c) admission of any wrongdoing / violation alleged by UpHealth Holdings Inc. Please further note that the foregoing contents are neither intended not [sic] shall the same be construed as a complete recitation of the facts and events concerning the disputes and the Company and BoD reserves its right, remedies, claims and contentions, legal and equitable.

(Dkt. 73 at 8–9, citing Dkt. 60-14 (Email from Chowdhury to the Tribunal dated September 8, 2023).) Respondents summarized their other various email and letter objections as: “(a) UpHealth’s claims were nonarbitrable under Indian law (which is the governing law of the SPA); (b) the relief that UpHealth sought could only be granted by the NCLT; (c) UpHealth perpetrated an egregious fraud against the signatories to the SPA; and (d) UpHealth is estopped from exercising its right to arbitrate the issues in dispute based on its prior actions before the Indian courts.” (Dkt. 50 at 5, citing Aggarwal Decl., ¶ 7.)

In other words, beyond objecting to the forum, Respondents attempted to participate by injecting issues of fraud and estoppel into the proceedings and by ex parte presentations of evidence. The Tribunal rejected Respondents’ jurisdiction and fraud arguments, finding that it had jurisdiction over the parties and claims and that Respondents failed to produce any evidence or argument that supported their claims of fraud. Notably, Respondents do not raise any jurisdictional3 or fraud- based arguments here. See 9 U.S.C. § 10(a)(1) (federal courts may vacate arbitration awards “where the award was procured by corruption, fraud, or undue means”). More importantly, Respondents cannot identify any arguments they raised about indemnity, exclusive remedies, or damage caps.

[3]	By “jurisdictional” here, the Court means whether the Tribunal was the proper forum for the dispute, not whether the Tribunal exceeded its authority.

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Nor can Respondents argue that they did not have an opportunity to present those arguments to the Tribunal. Respondents rely on Three Bros. Trading, LLC v. Generex Biotechnology Corp., No. 18 CIV. 11585 (KPF), 2020 WL 1974243, at *10 (S.D.N.Y. Apr. 24, 2020), to argue that they could not waive issues they did not have notice of. Id. at *10 (explaining that “a § 10(a) argument cannot be waived where it could not have been raised in arbitration”). Yet Respondents plainly could have raised their Clause 8 arguments before the Tribunal. UpHealth’s proposed damages were addressed by its expert, who submitted multiple reports and for whom the Tribunal held an entirely separate evidentiary hearing. Respondents likewise had notice that UpHealth sought these damages under the SPA, and therefore could have raised the defense that the indemnification provisions of that SPA prohibited or limited such damages. UpHealth’s theories of breach and damages were clear during the arbitration. Respondents chose not to address them.

Respondents’ actions as to their contract- and damages-based arguments are the exact kind of “sandbagging” that courts “will not tolerate.” Nat’l Wrecking Co., 990 F.2d at 960. Respondents participated in the arbitration only enough to complicate the proceedings and frustrate all parties involved, saving their supposedly knock-down arguments for this Court. A motion to vacate, however, is not an opportunity to start the case anew. Accordingly, the Court finds that Respondents waived their contract- and damages-based arguments.

The third argument—Damodaran’s non-fact argument—is different. Damodaran made numerous objections to the allegations that he blocked UpHealth’s contractual rights. Indeed, the Tribunal included them in its Award, noting that Damodaran objected because, for example, he: “had no relationship with Glocal, other than as a shareholder;” “did not have, or exercise, any executive responsibilities or functions;” and fulfilled his only obligation by “tender[ing] the shares standing in his name.” (Dkt. 4-1 at ¶ 389, the “Award.”) Damodaran also pointed out that UpHealth’s allegations included “no specific act or omission attribut[able] to him.” Award at ¶ 389(g). Put differently, Damodaran told the Tribunal that no facts could establish that he violated his contractual duties. He makes essentially the same argument here, even if it is more specific in light of the Tribunal’s findings. The Court therefore finds that Damodaran did not waive his non-fact argument.

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In summary, the Court finds that Respondents waived all their contract- and damages-based arguments by failing to raise them before the Tribunal, but that Damodaran did not waive his non-fact argument. This finding is an independent reason to grant UpHealth’s petition as to the Glocal Respondents, and the Court does so. But because the factual complexities created by Respondents’ partial participation complicated this analysis, the Court will continue to the substance of all of Respondents’ arguments.

2. The Tribunal’s Contract Interpretation

Even if Respondents did not waive their contract- and damages-based arguments, those arguments fail on the merits. All of Respondents’ arguments aside from Damodaran’s non-fact argument relate to the Tribunal’s interpretation (or non-interpretation) of the SPA. As described above, Respondents argue that the Tribunal exceeded its authority under the SPA by wrongly granting damages beyond the SPA’s bounds and ignoring the indemnification and remedies provisions of the SPA.

This Court’s review of the Tribunal’s interpretation of the SPA is narrow. The question “is not whether the arbitrator or arbitrators erred in interpreting the contract; it is not whether they clearly erred in interpreting the contract; it is not whether they grossly erred in interpreting the contract; it is whether they interpreted the contract.” Bhd. of Locomotive Engineers & Trainmen Gen. Comm. of Adjustment, Cent. Region v. Union Pac. R. Co., 522 F.3d 746, 757 (7th Cir. 2008) (quoting Hill v. Norfolk & W. Ry., 814 F.2d 1192, 1195 (7th Cir. 1987)), aff’d, 558 U.S. 67, 130 S. Ct. 584, 175 L. Ed. 2d 428 (2009). This restrictive standard is necessary to prevent arbitration from becoming a “junior

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varsity trial court” rather than a mutually agreed private system of efficient justice. Eljer Mfg., Inc. v. Kowin Dev. Corp., 14 F.3d 1250, 1254 (7th Cir. 1994). Still, an arbitrator may not “dispense his own brand of industrial justice,” Major League Baseball Players Ass’n v. Garvey, 532 U.S. 504, 509, 121 S. Ct. 1724, 1728 (2001) (citation omitted), by, for example, “disregard[ing] the contract and implement[ing] [his] own notions of what is reasonable or fair.” Am. Zurich Ins. Co. v. Sun Holdings, Inc., 103 F.4th 475, 477 (7th Cir. 2024).

The core of Respondents’ argument is that the Tribunal ignored Clause 8 of the SPA. Interpreting that clause in a vacuum, Respondents’ proposed interpretation is plausible. Clauses 8.1.1, 8.3.2, and 8.7 set up a seemingly simple scheme. Clause 8.1.1 provides Respondents’ indemnification obligations: “each of the Sellers agree that they shall, severally and not jointly, indemnify and hold harmless the Acquirer” for losses arising out of “a breach by the relevant Seller of its Seller Warranties.” Clause 8.3.2 sets the “maximum aggregate liability of each Seller.” And Clause 8.7 provides that “[n]otwithstanding anything contained in [the SPA],” the indemnification rights under Clause 8 “are the exclusive monetary remedies of [UpHealth] for any losses or damages based upon, arising out of or otherwise in respect of the matters set forth under this Agreement.” Respondents argue that, reading these clauses together, UpHealth’s only path to recovery was through an indemnification action under Clause 8, with damages capped by Clause 8.3.2.

UpHealth argues in part that this interpretation is improper because it relates only to “Seller Warranties,” and not to the kind of breaches alleged here. Its overall point is that Respondents’ reading of Clause 8 is not the final word. This Court cannot interpret Clause 8, or even the full SPA, in a vacuum. So long as the Tribunal interpreted the SPA, “[w]hether [they] were right or wrong is none of [the Court’s] business.” Am. Zurich Ins. Co., 103 F.4th at 478. It is true that the Tribunal did not focus on Clause 8 in its analysis (likely because Respondents saved any argument on Clause 8 for this Court). But it is wrong to suggest that the Tribunal wholly ignored Clause 8. In at least one colloquy with UpHealth’s counsel, Arbitrator Nair raised the issue of indemnification under Clause 8. (See Dkt. 50 at 15–16.) The Tribunal discussed the exact issue that UpHealth raises here.

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But with Clause 8 in mind, the Tribunal also had to address other relevant and possibly conflicting clauses in the contract and relevant Indian contract law. For instance, UpHealth contends it was seeking specific performance and related damages for breaches of Clauses 5.2.1 and 12. UpHealth argues that these kinds of claims fall outside of Clause 8, which only governs breaches of warranties. It had a basis for this argument that the Tribunal also had to consider. Clause 18, for example, makes Clause 8 seem less clear:

The Parties shall be entitled to seek specific performance of this Agreement in addition to any and all other legal or equitable remedies available to it. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative. No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy. The Parties agree that a non-defaulting Party will suffer immediate, material, immeasurable, continuing and irreparable damage and harm in the event of any material breach of this Agreement and the remedies at Applicable Law in respect of such breach will be inadequate and that such non-defaulting Party shall be entitled to seek specific performance against the defaulting Party for performance of its obligations under this Agreement in addition to any and all other legal or equitable remedies available to it.

(Dkt. 4-2 at 37 (emphasis added).) And although both parties present affidavits of Indian lawyers with diverging interpretations of Indian law, UpHealth notes that Indian courts have found it unlawful to “interpret[ ] contracts containing limitations of liability” as foreclosing certain damages.

Whether UpHealth’s lawyer is correct is beside the point. The Tribunal had to consider all the above in its contract analysis, not just Clause 8. The Tribunal specifically noted that UpHealth sought relief because “Respondent Nos. 2 to 6 breached Clause 10.2 of the SPA, and all Respondents breached Clause 12 of the SPA, in contravention of the Indian Contract Act.” Award at ¶ 272 (emphasis added). The Tribunal’s damages award was based on loss of actual control, not just breaches of warranties; “Primary Damages” remedied the failure to turn over actual control of Glocal and “Additional Damages” would only be assessed if Respondents failed to turn over assets and actual control by a certain date.

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The lack of a detailed discussion of these issues in the Award does not mean the Tribunal failed to interpret the contract. See Affymax, Inc. v. Ortho-McNeil-Janssen Pharms., Inc., 660 F.3d 281, 285 (7th Cir. 2011) (“No rule of law requires arbitrators to render opinions—or, having chosen to write an opinion, to discuss every issue that the parties contested.”). That is especially so where Respondents did not give the Tribunal a reason to deeply analyze the issues. The point is that the Tribunal interpreted the various clauses of the contract under Indian law to come to its conclusions. See id. (“It would not serve any purpose to trudge through the award line-by-line, nor would such scrutiny be compatible with the principle that judicial review of arbitral awards is deferential.”).

Nonetheless, Respondents argue that the Tribunal’s error goes beyond misinterpretation. They rely on United States Soccer Fed’n, Inc. v. United States Nat’l Soccer Team Players Ass’n, 838 F.3d 826 (7th Cir. 2016), in their briefs, and “direct[ed] [the Court’s] attention specifically” to it at oral argument. (Dkt. 82 at 16:24–17:2.) United States Soccer addressed an arbitration award granted in favor of a men’s soccer “Players Association” against the “US Soccer Federation.” 838 F.3d at 828. The dispute before the arbitrator, based in the parties’ collective bargaining agreement (“CBA”), related to whether the US Soccer Federation needed to submit proposed advertisements with player likenesses for six or more players to the Players Association for approval. Id.

The arbitrator first found that the contract at issue “ma[de] clear that there is no specific contractual provision that requires [the US Soccer Federation] to submit print creatives of six (6) or more players to the Players Association for its approval,” noting that the contract was “silent as to this point,” and that “there is no language laying out another process for the review of print creatives.” Id. at 830. Despite the CBA’s silence on the issue, and its integration and no-modification provisions, the arbitrator found the contract “ambiguous” and looked to the parties’

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past practices to affirmatively establish approval obligations under the contract. Id. at 830–31. The Seventh Circuit found that the contract was plainly not ambiguous, and that the arbitrator’s “interpretive” moves after his finding of ambiguity “added terms to a contract that is plausibly complete without them.” Id. at 833 (cleaned up). Moreover, the Seventh Circuit noted that the contract “expressly provides that the arbitrator ‘will not have the … authority to add to, subtract from, or alter’ the agreement.” Id. at 834. Because of this “will-not-add” provision, the Seventh Circuit held that the “arbitrator exceeded his authority.” Id.

UpHealth’s case is distinguishable by what the Tribunal did not do. Unlike the arbitrator in United States Soccer, the Tribunal here did not change the SPA but arguably misread Clause 8 or left out a detailed analysis on the same. In contrast, the arbitrator in United States Soccer did not merely misread a clause in the contract or leave out a detailed analysis, but found that the contract lacked a provision imposing a certain obligation and affirmatively imposed that obligation on his own. Id. at 830–31.

Here, the Tribunal did not read in rights and obligations that were not provided for under the SPA. And it would be wrong to suggest the Tribunal rested its decision on a non-contractual principle simply because it did not discuss Clause 8 in its opinion. See Affymax, Inc., 660 F.3d at 285 (explaining that it is a “logical error” to “infer[ ] from silence that the arbitrators must have had an extra-contractual ground. … Silence is just silence.”).

As explained above, whether the Tribunal was right or wrong, it based its decision on an interpretation of the SPA under Indian law. Having found that the Tribunal did so, the Court cannot disturb its ruling.4 Therefore, independent of the waiver grounds, the Court grants UpHealth’s petition as to the Glocal Respondents and denies the Glocal Respondent’s motion to vacate. To the extent Damodaran relies on the same contract- and damages-based arguments, the Court also denies his motion to vacate.

[4]

For the same reasons, the Court denies Respondents’ request to modify the Award under 9 U.S.C. § 11. Respondents do not challenge the Tribunal’s mathematical calculations, but instead rely on essentially the same argument that the Tribunal legally erred in interpreting the SPA.

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3. The Tribunal’s Factual Conclusions as to Damodaran

Damodaran argues that the Tribunal based its Award, as it related to him, on a “non-fact” or “clear mistake of historical fact.” Specifically, Damodaran contends that the only purported factual basis for his liability was that he voted to block UpHealth’s designees from being appointed to the Glocal Board. Damodaran asserts that the Tribunal never made a specific finding that he did so, that no evidence in the record supported such a finding, and that in fact he was not at the EGM and did not vote. Damodaran argues that the Tribunal thus exceeded its authority when it entered a more than $25 million award against him based only on a non-fact.

This Court’s review of the Tribunal’s fact finding, like its review of legal conclusions, is quite limited. An arbitrator’s factual error, “no matter how gross, is insufficient to support overturning an arbitration award.” Halim v. Great Gatsby’s Auction Gallery, Inc., 516 F.3d 557, 563 (7th Cir. 2008). That is because frustrated litigants may not “use issues of the arbitrator’s authority as a ruse to obtain judicial review on the merits of an arbitral award.” Id. at 564 (quoting Flender Corp. v. Techna– Quip Co., 953 F.2d 273, 278 (7th Cir. 1992)). But that deference is not unlimited, and “is appropriately applied to an arbitrator’s conclusions based on disputed or ambiguous evidence, as opposed to clear mistakes based on historical fact.” Mollison-Turner v. Lynch Auto Grp., No. 01 C 6340, 2002 WL 1046704, at *3 (N.D. Ill. May 23, 2002) (Kennelly, J.) (citation omitted). If an arbitrator bases its decision on a conceded “non-fact” its “award cannot stand.” Id. at *3 (collecting cases). Put differently, “where the record that was before the arbitrator demonstrates an unambiguous and undisputed mistake of fact and the record demonstrates strong reliance on that mistake by the arbitrator in making his award, it can fairly be said that the arbitrator ‘exceeded [his] powers, or so imperfectly executed them’ that vacation may be proper.” Nat’l Post Off., Mailhandlers, Watchmen, Messengers & Grp. Leaders Div., Laborers Int’l Union of N. Am., AFL-CIO v. U.S. Postal Serv., 751 F.2d 834, 843 (6th Cir. 1985) (citations omitted) (Stewart, J., sitting by designation).5

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UpHealth first argues that the Tribunal’s basis for finding Damodaran liable was not limited to his vote at the EGM. UpHealth relies on three paragraphs from the Award:

•

Paragraph 298: The Tribunal found that “incontrovertibly Respondent Nos. 2 to 6 were in breach of their duty to act in furtherance of the terms of the SPA, i.e., Clauses 10.2 and 12 of the SPA to cooperate with the Claimant to secure 100% ownership of the Company and the ability to appoint its designees.”

•

Paragraph 311: The Tribunal found that “all the evidence on record ineluctably shows that the Respondent Nos. 2 to 6 have breached the Clause 5.2.1(b) read together with Clause 12 of the SPA. As discussed above, the said provisions entitle the Claimant to appoint its designees to the Board. Under Clause 12, all Parties to the SPA were required to inter alia exercise their voting rights and powers to give full effect to the provisions of the SPA, which includes the appointment of the Claimant’s designees to the Board. This is one manner of exercising actual control over the Company that is provided for by the SPA and which the Parties have expressly agreed. However, the Respondent Nos. 2 to 6 have breached this obligation most notably by voting against the appointment of the designees to the Board at the EGM.”

•

Paragraph 384(d): The Tribunal noted UpHealth’s position that “Mr. Damodaran should be liable for 10% of the Claimant’s damages given his failure to exercise his position of influence over the other Respondents to ensure that effect was given to the terms of the Original SPA as amended, and that control was ceded to Claimant.”

(See Dkt. 59 at 32, citing Award at ¶¶ 298, 311, 384.)

As Damodaran argues, each of these paragraphs presents problems for UpHealth’s argument. Paragraph 298 reaches a legal conclusion, but it does not make any factual findings about how Damodaran supposedly breached his duties. Paragraph 311 is likewise largely a legal conclusion, and despite referencing Clause 12, focuses entirely on the parties’ duties to “appoint [UpHealth] designees to the Board.” UpHealth points to none of the “evidence on the record” that supposedly “ineluctably show[ed]” that Damodaran voted against the appointment of the designees to the Glocal Board at the EGM. Finally, Paragraph 384 is irrelevant here. In that paragraph, the Tribunal was merely representing “Claimant’s position” on apportionment of damages. Award at ¶ 384.

[5]

Neither party cites any Seventh Circuit case on this point, and the Court could find none in its own research. However, this Court is persuaded by Justice Stewart’s well-reasoned conclusion in National Post Office Mailhandlers, as Judge Kennelly was in Mollison-Turner.

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As Damodaran points out, the sole “factual finding” by the Tribunal as to Damodaran occurred after it represented his various objections, where it noted,

While the Tribunal accepts that [Damodaran] had not actively participated in [Glocal’s] affairs, the breach in question under the present claim pertains significantly to the actions taken at the EGM to prevent [UpHealth] from appointing its designees to the Board. In this regard, the Tribunal notes that the [Damodaran], together with Respondent Nos. 2-4 and 6 voted against the said appointment, in plain contravention of the terms of the SPA. As such, Damodaran must bear the consequences for his breach and is liable for the sum apportioned above.

Award at ¶ 390.

That single finding, however, is not a mere “conclusion[ ] based on disputed or ambiguous evidence.” Mollison-Turner, 2002 WL 1046704, at *3 (citation omitted). There was no evidence in the record on which the Tribunal relied to make the finding. The Court can only surmise from the record that the Tribunal assumed Damodaran was present with the rest of the Respondents at the EGM without ever receiving evidence that he was in fact present. For instance, the Tribunal based its findings on “Mr. Beck’s evidence that at [the] EGM the minority shareholders voted against the Claimant’s designees being appointed to the Board.” (Award at ¶¶ 360–61.) But Beck did not identify which minority shareholders were present at the EGM and noted that the vote was limited to “Glocal Healthcare shareholders in attendance [at the EGM].” (See Dkt. 48-1, Ex. 2 at ¶ 121.)

Apparently recognizing this, UpHealth argues that the Tribunal also had no evidence that Damodaran was not at the EGM. (Dkt. 59 at 32.) UpHealth concedes that it never alleged Damodaran attended the EGM and voted against UpHealth’s designees, but then notes that it also “did not argue he was absent from the EGM.” (Id.) Prior to the Award being issued, no party ever asserted that Damodaran was absent from the EGM.

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UpHealth’s own default judgment analogy shows the weakness in its argument. When a default judgment is entered, factual allegations are deemed admitted. See Davis v. Hutchins, 321 F.3d 641, 648–49 (7th Cir. 2003) (“[T]he general principle [is] that factual allegations in the complaint are deemed admitted by the defendant upon default.”). But UpHealth never alleged that Damodaran attended and voted at the EGM, nor that he voted by proxy. Therefore, even if Damodaran had defaulted, he would not have admitted to attending and voting at the EGM. He cannot be expected to deny and defend himself against allegations that were never made. The key point is that there was no allegation or evidence in the record that Damodaran attended or voted at the EGM. The Court thus finds that the Tribunal based its decision as to Damodaran on a non-fact.

Still, the Court must determine whether the Tribunal acted in “strong reliance on that [non- fact] … in making its award” such that it “‘exceeded [its] powers, or so imperfectly executed them’ that vacation may be proper.” Nat’l Post Off., 751 F.2d at 843 (citations omitted). Damodaran argues that the Tribunal not only “strongly relied” on a non-fact, but that it solely based his liability on his supposed vote at the EGM. He has plenty of evidence for this claim in the Award:

•

Paragraph 386: “[T]he Tribunal has concluded above that the date of breach is 26 September 2022 and voting against the appointment of the designees was the initial contractual breach. Since the act of breach is tied to their voting, the Tribunal considers it appropriate to apportion the damages based on the shareholding percentages of each of the Respondent Nos. 2 to 6.”

•

Paragraph 413: The Tribunal summarized its findings by explaining that “Respondents Nos. 2 to 6 breached their obligations under the SPA on 26 September 2022 when they voted against the appointment of the Claimant’s designees to the Board.”

(Award at ¶¶ 386, 413.) UpHealth directs the Court to no other findings supporting an alternative factual basis for Damodaran’s liability. The Court therefore agrees that the Tribunal substantially relied on Damodaran’s supposed presence and vote at the EGM. Since that fact was not alleged and not in evidence, the Court finds that the Tribunal exceeded its powers under 9 U.S.C. § 10(a)(4).

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Damodaran is not blameless in the Tribunal’s error. Had he chosen to participate under the ICC Rules, and if his evidence is as strong as he says, he likely could have made the Tribunal and this Court’s job significantly easier. But unlike the other Respondents, Damodaran’s behavior is perhaps more understandable. As explained above, Damodaran represented himself in a complex foreign arbitration over claims in which he believed he had no stake. Damodaran objected and told UpHealth and the Tribunal that he had no power to appoint UpHealth’s designees; had no management power at UpHealth aside from his nominal shares; and had tendered his shares to UpHealth, which he believed ended his duties under the agreement.

The Court grants Damodaran’s motion to vacate. But Damodaran’s case is not over. This Court makes no ruling on the veracity of his evidence. When an arbitration award is vacated, the “appropriate remedy is to remand the case for further arbitration proceedings.” Major League Baseball Players Association, 532 U.S. at 511; 9 U.S.C. § 10(b). It will therefore be up to the Tribunal to determine whether Damodaran violated his duties at the EGM after further proceedings.

4. UpHealth’s Petition to Confirm

The Court must “confirm [an award falling under the New York Convention] unless it finds one of the grounds for refusal or deferral of recognition or enforcement of the award specified in the said Convention.” 9 U.S.C. § 207. As explained above, the Court finds only one reason for refusal: the Tribunal’s finding as to Damodaran’s vote at the EGM was based on a non-fact. Therefore, on all other portions of the Award, the Court grants UpHealth’s petition to confirm.

CONCLUSION

For these reasons, the Court grants in part and denies in part UpHealth’s Petition to Confirm Foreign Arbitral Award [1], grants Respondent Damodaran’s Motion to Vacate [47], and denies the Glocal Respondents’ Motion to Vacate [49]. The Court confirms the Award as to Glocal Healthcare Systems Private Limited, Dr. Syed Sabahat Azim, Richa Sana Azim, Gautam Chowdhury, and Kimberlite Social Infra Private Limited. The Court vacates the Award as to Meleveetil Damodaran only on the issues identified in this Opinion and remands to the Tribunal for further proceedings consistent with this Opinion.

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IT IS SO ORDERED.

Date: 9/24/2024	Entered:

/s/ SHARON JOHNSON COLEMAN
SHARON JOHNSON COLEMAN
United States District Judge

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